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                                                                     Exhibit 5.1

            LETTERHEAD OF BECKMAN, WEIL, SHEPARDSON AND FALLER, LLC


                                  May 20, 1998



Cincinnati Financial Corporation
6200 South Gilmore Road
Fairfield, OH 45014


Gentlemen:

     With respect to the Registration Statement on Form S-3, filed by Cincinnati Financial Corporation (the "Company") with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, $70,000,000 of its debentures (the "Debentures"), we have examined the Registration Statement and the form of indenture to be entered into by the Company and The First National Bank of Chicago (the "Indenture") and such documents and questions of law as we have considered necessary and appropriate for the purpose of this opinion, and we advise you that, in our opinion, when the Debentures have been issued and delivered as contemplated by the Registration Statement and the Indenture, they will constitute valid and legally binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement.


                                        Very sincerely yours,

                                        BECKMAN, WEIL, SHEPARDSON AND FALLER

                                        By: /s/ S. Philip Shepardson, Jr.
                                            ------------------------------------
                                            S. Philip Shepardson, Jr.

WPS/kg